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Exhibit 99.1

GOLDCORP INC.

— and —

CIBC MELLON TRUST COMPANY

COMMON SHARE PURCHASE WARRANT INDENTURE

Providing for the Issue of
up to 8,681,631 Common Share Purchase Warrants

May 5, 2006

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		3
1.1	Definitions	3
1.2	Words Importing the Singular	6
1.3	Interpretation not Affected by Headings	6
1.4	Day not a Business Day	7
1.5	Time of the Essence	7
1.6	Governing Law	7
1.7	Meaning of "outstanding" for Certain Purposes	7
1.8	Currency	7
1.9	Termination	7
ARTICLE 2 ISSUE OF NEW WARRANTS		8
2.1	Issue of New Warrants	8
2.2	Form and Terms of New Warrants	8
2.3	Signing of Warrant Certificates	9
2.4	Certification by the Warrant Agent	9
2.5	Warrantholder not a Shareholder, etc.	9
2.6	Issue in Substitution for Lost Warrant Certificates	9
2.7	New Warrants to Rank Pari Passu	10
2.8	Registration and Transfer of New Warrants	10
2.9	Registers Open for Inspection	11
2.10	Exchange of New Warrants	11
2.11	Ownership of New Warrants	12
2.12	Adjustment of Exchange Basis	12
2.13	Rules Regarding Calculation of Adjustment of Exchange Basis	16
2.14	Postponement of Subscription	18
2.15	Notice of Adjustment	18
2.16	No Action after Notice	19
2.17	Purchase of New Warrants for Cancellation	19
2.18	Optional Purchases by the Company	20
2.19	Protection of Warrant Agent	20
ARTICLE 3 EXERCISE OF NEW WARRANTS		20
3.1	Method of Exercise of New Warrants	20
3.2	No Fractional Shares	21
3.3	Effect of Exercise of New Warrants	22
3.4	Cancellation of Warrant Certificates	22
3.5	Subscription for less than Entitlement	22
3.6	Expiration of New Warrant	23
ARTICLE 4 COVENANTS FOR WARRANTHOLDERS' BENEFIT		23
4.1	General Covenants of the Company	23
4.2	Securities Qualification Requirements	24
4.3	Warrant Agent's Remuneration and Expenses	24
4.4	Performance of Covenants by Warrant Agent	25
ARTICLE 5 ENFORCEMENT		25
5.1	Suits by Warrantholders	25
5.2	Limitation of Liability	25

ARTICLE 6 MEETINGS OF WARRANTHOLDERS		26
6.1	Right to Convene Meetings	26
6.2	Notice	26
6.3	Chairman	26
6.4	Quorum	27
6.5	Power to Adjourn	27
6.6	Show of Hands	27
6.7	Poll and Voting	27
6.8	Regulations	28
6.9	Company, Warrant Agent and Counsel may be Represented	28
6.10	Powers Exercisable by Extraordinary Resolution	29
6.11	Meaning of "Extraordinary Resolution"	29
6.12	Powers Cumulative	30
6.13	Minutes	30
6.14	Instruments in Writing	31
6.15	Binding Effect of Resolutions	31
6.16	Holdings by the Company or Subsidiaries of the Company Disregarded	31
ARTICLE 7 SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES		32
7.1	Provision for Supplemental Indentures for Certain Purposes	32
7.2	Successor Companies	33
ARTICLE 8 CONCERNING THE WARRANT AGENT		33
8.1	Trust Indenture Legislation	33
8.2	Rights and Duties of Warrant Agent	34
8.3	Evidence, Experts and Advisers	35
8.4	Securities, Documents and Monies Held by Warrant Agent	36
8.5	Actions by Warrant Agent to Protect Interests	36
8.6	Warrant Agent not Required to Give Security	37
8.7	Protection of Warrant Agent	37
8.8	Replacement of Warrant Agent	38
8.9	Conflict of Interest	39
8.10	Acceptance of Trusts	39
8.11	Warrant Agent not to be Appointed Receiver	39
8.12	Authorization to Carry on Business	39
ARTICLE 9 GENERAL		40
9.1	Notice to the Company and the Warrant Agent	40
9.2	Notice to the Warrantholders	41
9.3	Discretion of Directors	42
9.4	Satisfaction and Discharge of Indenture	42
9.5	Provisions of Indenture and New Warrants for the Sole Benefit of Parties and Warrantholders	42
9.6	Counterparts and Formal Date	43
SCHEDULE "A" — FORM OF WARRANT CERTIFICATE		A-1

2

THIS WARRANT INDENTURE dated as of May 5, 2006

B E T W E E N:

      GOLDCORP INC.,
      a corporation incorporated under the laws
      of the Province of Ontario
      (hereinafter called the "      Company")

A N D

      CIBC MELLON TRUST COMPANY,
      a trust company existing under the laws
      of Canada
      (hereinafter called the "      Warrant Agent")

RECITALS

WHEREAS:

A.
The Company and the Warrant Agent executed an amended and restated common share purchase warrant indenture dated as of August 1, 2005 governing the terms of the common share purchase warrants (the "First Warrants") originally issued by the Company in May 1999;

B.
The Company and the Warrant Agent executed a common share purchase warrant indenture dated as of April 15, 2005 governing the terms of the Series "A" common share purchase warrants (the "Series A Warrants") originally issued by Wheaton River Minerals Ltd. ("Wheaton") in February 2003;

C.
The Company and the Warrant Agent executed a common share purchase warrant indenture dated as of April 15, 2005 governing the terms of the Series "B" common share purchase warrants (the "Series B Warrants") originally issued by Wheaton in August 2003;

D.
The Company and the Warrant Agent executed a common share purchase warrant indenture dated as of April 15, 2005 governing the terms of the Series "C" common share purchase warrants (the "Series C Warrants") originally issued by Wheaton in May 2002;

E.
The Company and the Warrant Agent executed an amended and restated common share purchase warrant indenture dated as of August 1, 2005 governing the terms of the common share purchase (the "U.S. Dollar Warrants") warrants originally issued by the Company in April 2002;

  (the First Warrants, the Series A Warrants, the Series B Warrants, the Series C Warrants and the U.S. Dollar Warrants collectively referred to herein as the "Old Warrants");

F.
The Company proposes to amend (the "Amendments") the terms of the Old Warrants to provide the holders of the Old Warrants with an opportunity to receive a premium to the "in-the-money" value of their Old Warrants and the trading price of the Old Warrants upon the early exercise of their Old Warrants;

G.
Upon receipt of the requisite shareholder and warrantholder approvals, the Company will issue a fraction of a New Warrant (as hereinafter defined) for each First Warrant, Series A Warrant, Series B Warrant, Series C Warrant and U.S. Dollar Warrant exercised during a period of 30 days following the date of the Amendments;

H.
The Company obtained the requisite shareholder approval for the Amendments on April 19, 2006;

I.
The Company will be seeking the requisite warrantholder approval (the "Warrantholder Approval") for the Amendments at a meeting of warrantholders scheduled to be held on May 9, 2006;

J.
Following receipt of the Warrantholder Approval, the Company will enter into supplemental warrant indentures for each series of Old Warrants to give effect to the Amendments;

K.
The Company is duly authorized to create and issue the New Warrants to be issued upon the early exercise of the Old Warrants as herein provided;

L.
All things necessary have been done and performed to make the New Warrants, when certified by the Warrant Agent and issued as provided in this indenture, legal, valid and binding upon the Company with the benefits of and subject to the terms of this indenture;

M.
The foregoing recitals are made as statements of fact by the Company and not by the Warrant Agent;

N.
The Warrant Agent has agreed to enter into this indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of New Warrants issued pursuant to this indenture from time to time on the terms and conditions set forth herein;

        NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1   Definitions

        In this indenture, unless there is something in the subject matter or context inconsistent therewith:

"Amendments" has the meaning ascribed thereto in the recitals hereof;

"Applicable Legislation" means the provisions of the statutes of Canada and its provinces and the regulations under those statutes relating to trust indentures and/or the rights, duties or obligations of issuers and trustees under trust indentures as are from time to time in force and applicable to this indenture;

"Business Day" means a day that is not a Saturday, Sunday, a day on which banks are closed in the City of Toronto, Ontario or civic or statutory holiday in the City of Toronto, Ontario;

"Capital Reorganization" has the meaning ascribed thereto in subsection 2.12(4);

"Common Shares" means fully paid and non-assessable common shares without nominal or par value in the capital of the Company;

"Common Share Reorganization" has the meaning ascribed thereto in subsection 2.12(1);

"Company" means Goldcorp Inc., a corporation existing under the laws of the Province of Ontario, and its lawful successors from time to time;

"Company's Auditors" means the chartered accountant or firm of chartered accountants duly appointed as auditor or auditors of the Company from time to time;

"counsel" means a barrister or solicitor (who may be an employee of the Company) or a firm of barristers or solicitors (who may be counsel for the Company), in both cases acceptable to the Warrant Agent;

"Current Market Price" at any date, means the weighted average price per Common Share at which the Common Shares have traded:

  (i)
  on the TSX;

  (ii)
  if the Common Shares are not listed on the TSX, on any stock exchange upon which the Common Shares are listed as may be selected for this purpose by the directors, acting reasonably; or

  (iii)
  if the Common Shares are not listed on any stock exchange, on any over-the-counter market;

during the 20 consecutive trading days (on each of which at least 500 Common Shares are traded in board lots) ending the 2nd trading day before such date and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 20 consecutive trading days by the number of Common Shares sold or, if not traded on any recognized market or exchange, as determined by the directors of the Company acting reasonably;

"director" means a member of the board of directors of the Company for the time being, and unless otherwise specified herein, reference to "action by the board of directors" means action by the board of directors of the Company as a board or, whenever duly empowered, action by a committee of the board;

"Dividends Paid in Ordinary Course" means cash dividends declared payable on the Common Shares in any fiscal year of the Company to the extent that such cash dividends do not exceed, 5% of the Exercise Price and for such purpose the amount of any dividend paid in shares shall be the aggregate stated capital of such shares and the amount of any dividend paid in other than cash or shares shall be the fair market value of such dividend as determined by resolution passed by the board of directors of the Company, subject, if applicable, to the prior consent of any stock exchange or any other over-the-counter market on which the Common Shares are traded and for such purpose the amount of any dividends paid in other than cash or shares shall be the fair market value of such dividend as determined by the directors;

"Early Exercise Period" means the period commencing on the effective date of the Amendments and continuing until the 30th day following the date of the Amendments;

"Exchange Basis" means, as at any time, the number of Common Shares or other classes of shares or securities which a Warrantholder is entitled to receive upon the exercise of the rights attached to the New Warrants pursuant to the provisions of this indenture and which, as at the date hereof, is equal to one Common Share per New Warrant;

"Exercise Date" with respect to any New Warrant means the date on which such New Warrant is surrendered for exercise in accordance with the provisions of Article 3;

"Exercise Price" means a price equal to 150% of the volume weighted average trading price of the Common Shares on the TSX for the five trading days ending on the last trading day of the Early Exercise Period, rounded to the nearest $0.25, for each Common Share, subject to adjustment in accordance with the provisions of this indenture;

"extraordinary resolution" has the meaning ascribed thereto in sections 6.11 and 6.14;

"New Warrants" means the common share purchase warrants issued hereunder entitling the holders thereof to purchase Common Shares on the basis of one Common Share for each whole New Warrant upon payment of the Exercise Price; provided that in each case the number and/or class of shares or securities receivable on the exercise of the New Warrants may be subject to increase or decrease or change in accordance with the terms and provisions hereof;

"person" means an individual, a corporation, a partnership, a syndicate, a trustee or any unincorporated organization and words importing persons are intended to have a similarly extended meaning;

"shareholder" means an owner of record of one or more Common Shares or shares of any other class or series of the Company;

"Subject Securities" means the Common Shares issuable upon exercise of the New Warrants and the Common Shares or other securities or property issuable upon the exercise of the New Warrants as a result of any adjustment to the subscription rights pursuant to Article 2 hereof;

"subsidiary of the Company" or "Subsidiary" means a corporation, a majority of the outstanding voting shares of which is owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company and, as used in this definition, "voting shares" means shares of a class or classes ordinarily entitled to vote for the election of the majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

"this Warrant Indenture", "this indenture", "herein", "hereby", and similar expressions mean and refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "Article", "section" or "subsection" followed by a number or letter mean and refer to the specified Article, section or subsection of this indenture;

"Time of Expiry" means, in respect of a Warrantholder, 5:00 p.m. (Vancouver time) on the date which is five years following the expiry of the Early Exercise Period;

"trading day" means a day on which the TSX (or such other exchange on which the Common Shares are listed and which forms the primary trading market for such shares) is open for trading, and if the Common Shares are not listed on a stock exchange, a day on which an over-the-counter market where such shares are traded is open for business;

"Transfer Agent" means the transfer agent or agents for the time being of the Common Shares;

"TSX" means the Toronto Stock Exchange;

"United States" means the United States as that term is defined in Regulation S under the Securities Act of 1933, as amended, of the United States;

"Warrant Agent" means CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada, or any lawful successor thereto including through operation of section 8.8;

"Warrant Certificates" means the certificates representing the New Warrants substantially in the form attached as Schedule "A" hereto or such other form as may be approved under section 2.6, evidencing New Warrants;

"Warrantholders" or "holders" means the persons whose names are entered for the time being in the register maintained pursuant to section 2.8;

"Warrantholders' Request" means an instrument, signed in one or more counterparts by Warrantholders entitled to acquire, in the aggregate, at least 25% of the aggregate number of all New Warrants then outstanding, which requests the Warrant Agent to take some action or proceeding specified therein; and

"written order of the Company", "written request of the Company", "written consent of the Company", "certificate of the Company" and any other document required to be signed by the Company, means, respectively, a written order, request, consent, certificate or other document signed in the name of the Company by any officer and director of the Company, and may consist of one or more instruments so executed.

1.2   Words Importing the Singular

        Unless elsewhere otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3   Interpretation not Affected by Headings

        The division of this indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this indenture.

1.4   Day not a Business Day

        In the event that any day on or before which any action is required or permitted to be taken hereunder is not a Business Day, then such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5   Time of the Essence

        Time shall be of the essence in all respects in this indenture, the New Warrants and the Warrant Certificates.

1.6   Governing Law

        This indenture, the New Warrants and the Warrant Certificates shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.7   Meaning of "outstanding" for Certain Purposes

        Every New Warrant represented by a Warrant Certificate certified and delivered by the Warrant Agent hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Warrant Agent for cancellation or until the Time of Expiry; provided that where a new Warrant Certificate has been issued pursuant to section 2.6 hereof to replace one which is lost, mutilated, stolen or destroyed, the New Warrants represented by only one of such Warrant Certificates shall be counted for the purpose of determining the aggregate number of New Warrants outstanding.

1.8   Currency

        Unless otherwise stated, all dollar amounts referred to in this indenture are in Canadian dollars.

1.9   Termination

        This indenture shall continue in full force and effect until the earlier of: (a) the Time of Expiry; and (b) the date that no New Warrants are outstanding hereunder; provided that this indenture shall continue in effect thereafter, if applicable, until the Company and the Warrant Agent have fulfilled all of their respective obligations under this indenture.

ARTICLE 2

ISSUE OF NEW WARRANTS

2.1   Issue of New Warrants

        A total of 8,681,631 New Warrants entitling the registered holders thereof to acquire an aggregate of 8,681,631 Common Shares are hereby created and authorized to be issued hereunder at the Exercise Price upon the terms and conditions herein set forth and shall be executed by the Company and certified by or on behalf of the Warrant Agent upon the written order of the Company and delivered by the Company in accordance with sections 2.3 and 2.4.

2.2   Form and Terms of New Warrants

        (1)    The Warrant Certificates for the New Warrants shall be substantially in the form attached as Schedule "A" hereto, subject to the provisions of this indenture, with such additions, variations and changes as may be required or permitted by the terms of this Indenture, and which may from time to time be agreed upon by the Warrant Agent and the Company, and shall have such legends, distinguishing letters and numbers as the Company may, with the approval of the Warrant Agent, prescribe. Except as hereinafter provided in this Article 2, all New Warrants shall, save as to denominations, be of like tenor and effect. The Warrant Certificates may be engraved, printed, lithographed, photocopied or be partially in one form or another, as the Company may determine. No change in the form of the Warrant Certificate shall be required by reason of any adjustment made pursuant to this Article 2 in the number and/or class of securities or type of securities which may be acquired pursuant to the New Warrants.

        (2)    Each New Warrant authorized to be issued hereunder shall entitle the registered holder thereof to acquire (subject to sections 2.12 and 2.13) upon due exercise and upon the due execution of the subscription form endorsed on the reverse side of the Warrant Certificate or other instrument of subscription in such form as the Warrant Agent and/or the Company may from time to time prescribe and upon payment of the Exercise Price, one Common Share or such other kind and amount of shares or securities or property, calculated pursuant to the provisions of sections 2.12 and 2.13, as the case may be, at any time after the date of issuance of such New Warrants and prior to the Time of Expiry, in accordance with the provisions of this indenture.

        (3)    Fractional New Warrants shall not be issued or otherwise provided for.

2.3   Signing of Warrant Certificates

        The Warrant Certificates shall be signed by any one of the directors or officers of the Company and may, but need not be under the corporate seal of the Company or a reproduction thereof. The signature of any such director or officer may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Company as if they had been manually signed by such director or officer. Notwithstanding that the person whose manual or facsimile signature appears on any Warrant Certificate as a director or officer may no longer hold office at the date of issue of the Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to section 2.4 be valid and binding upon the Company and the registered holder thereof will be entitled to the benefits of this indenture.

2.4   Certification by the Warrant Agent

        (1)    No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the registered holder to the benefit hereof or thereof until it has been certified by manual signature by or on behalf of the Warrant Agent and such certification by the Warrant Agent upon any Warrant Certificate shall be conclusive evidence as against the Company that the Warrant Certificate so certified has been duly issued hereunder and the holder is entitled to the benefits hereof.

        (2)    The certification of the Warrant Agent on the Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this indenture or the New Warrants (except the due certification thereof) and the Warrant Agent shall in no respect be liable or answerable for the use made of the New Warrants or any of them or of the consideration therefor except as otherwise specified herein.

2.5   Warrantholder not a Shareholder, etc.

        Nothing in this indenture or the holding of a New Warrant evidenced by a Warrant Certificate shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company, nor entitle the holder to any right or interest in respect thereof except as herein and in the New Warrants expressly provided.

2.6   Issue in Substitution for Lost Warrant Certificates

        (1)    In the event that any Warrant Certificates issued and certified under this indenture shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law, and subsection 2.6(2), shall issue and thereupon the Warrant Agent shall certify and deliver a new Warrant Certificate of like denomination, date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and New Warrants evidenced by it will entitle the holder thereof to the benefits hereof and shall rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder.

        (2)    The applicant for the issue of a new Warrant Certificate pursuant to this section 2.6 shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Warrant Agent the mutilated Warrant Certificate, and in the case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Warrant Agent in their sole discretion, and such applicant shall be required to furnish an indemnity or security in amount and form satisfactory to the Company and the Warrant Agent in their sole discretion and shall pay the reasonable charges of the Company and the Warrant Agent in connection therewith.

2.7   New Warrants to Rank Pari Passu

        Except as specifically provided in subsections 2.2(3) and 2.12(5) hereof, all New Warrants shall rank pari passu, whatever may be the actual date of issue or the class of same.

2.8   Registration and Transfer of New Warrants

        (1)    The Company will cause to be kept by the Warrant Agent at the principal stock transfer offices of the Warrant Agent in the cities of Toronto, Ontario and Vancouver, British Columbia:

  (a)
  a register of holders in which shall be entered in alphabetical order the names and addresses of the holders of New Warrants and particulars of the New Warrants held by them and the Warrant Agent shall be entitled to rely on such register in connection with the exchange, transfer, exercise or deemed exercise of any New Warrant(s) pursuant to the terms of this indenture or the terms thereof; and

  (b)
  a register of transfers in which all transfers of New Warrants and the date and other particulars of each such transfer shall be entered.

        (2)    No transfer of any New Warrant will be valid unless entered on the register of transfers referred to in subsection 2.8(1) hereof, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such New Warrant, and a duly completed and executed Transfer of Warrants form attached to the Warrant Certificate executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be recorded on the register of transfers by the Warrant Agent.

        (3)    The transferee of any New Warrant will, after surrender to the Warrant Agent of the Warrant Certificate evidencing such New Warrant as required by subsection 2.8(2) hereof and upon compliance with all other conditions in respect thereof required by this indenture or by law, be entitled to be entered on the register of holders referred to in subsection 2.8(1) hereof, as the owner of such New Warrant free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such New Warrant, except in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

        (4)    The Company will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any New Warrant on the registers referred to in subsection 2.8(1) hereof, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction. The Warrant Agent is entitled to assume compliance with all applicable securities legislation unless otherwise notified in writing by the Company. No duty shall rest with the Warrant Agent to determine compliance of the transferee or transferor of any New Warrant with applicable securities legislation.

2.9   Registers Open for Inspection

        The registers referred to in subsection 2.8(1) shall be open at all reasonable times during business hours on a Business Day for inspection by the Company, the Warrant Agent or any Warrantholder. The Warrant Agent shall, from time to time when requested to do so in writing by the Company, furnish the Company with a list of the names and addresses of holders of New Warrants entered in the register of holders kept by the Warrant Agent and showing the number of Subject Securities which might then be acquired upon the exercise of the New Warrants held by each such holder.

2.10   Exchange of New Warrants

        (1)    Warrant Certificates may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for Warrant Certificates in any other authorized denomination representing in the aggregate an equal number of New Warrants as the number of New Warrants represented by the Warrant Certificates being exchanged. The Company shall sign and the Warrant Agent shall certify, in accordance with sections 2.3 and 2.4, all Warrant Certificates necessary to carry out the exchanges contemplated herein.

        (2)    Warrant Certificates may be exchanged only at the principal stock transfer offices of the Warrant Agent in the cities of Toronto, Ontario or Vancouver, British Columbia or at any other place that is designated by the Company with the approval of the Warrant Agent. Any Warrant Certificates tendered for exchange shall be surrendered to the Warrant Agent and cancelled.

        (3)    Except as otherwise herein provided, the Warrant Agent may charge Warrantholders requesting an exchange a reasonable sum for each Warrant Certificate issued; and payment of such charges and reimbursement of the Warrant Agent or the Company for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

2.11   Ownership of New Warrants

        The Company and the Warrant Agent and their respective agents may deem and treat the holder of any Warrant Certificate as the absolute owner of that New Warrant represented thereby for all purposes and the Company and the Warrant Agent and their respective agents shall not be affected by any notice or knowledge to the contrary, except as required by statute or by order of a court of competent jurisdiction. The holder of any New Warrant shall be entitled to the rights evidenced by that New Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt from any holder for the Common Shares or monies obtainable pursuant thereto shall be a good discharge to the Company and the Warrant Agent for the same and neither the Company nor the Warrant Agent shall be bound to inquire into the title of any holder.

2.12   Adjustment of Exchange Basis

        The Exchange Basis shall be subject to adjustment from time to time in the events and in the manner provided as follows:

        (1)    If and whenever at any time after the date hereof and prior to the Time of Expiry the Company shall:

  (a)
  issue Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend or other distribution (other than as a Dividend Paid in the Ordinary Course or a distribution of Common Shares upon exercise of the New Warrants or pursuant to the exercise of director, officer or employee stock options granted under stock option plans of the Company), or

  (b)
  subdivide, redivide or change its then outstanding Common Shares into a greater number of shares, or

  (c)
  reduce, combine or consolidate its then outstanding Common Shares into a lesser number of shares,

    (any of such events in these clauses (a), (b) or (c) being called a "Common Share Reorganization"), then the Exchange Basis in effect on the effective date of such subdivision or consolidation, or on the record date of such stock dividend or other distribution, as the case may be, shall be adjusted by multiplying the Exchange Basis in effect immediately prior to such effective or record date by a fraction: (i) the numerator of which shall be the total number of Common Shares outstanding on such date immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date, assuming in any case where such securities are not then convertible or exchangeable but subsequently become so, that they were convertible or exchangeable on the record date on the basis upon which they first become convertible or exchangeable), and (ii) the denominator of which shall be the total number of Common Shares outstanding on such date before giving effect to such Common Share Reorganization. The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 2.

        (2)    If and whenever at any time after the date hereof and prior to the Time of Expiry, the Company fixes a record date for the distribution to all or substantially all of the holders of Common Shares of rights, options or warrants entitling them for a period expiring not more than 45 days after such record date (the "Rights Period"), to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or at an exchange or conversion price per share) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a "Rights Offering"), then the Exchange Basis shall be adjusted effective immediately after such record date for the Rights Offering by multiplying the Exchange Basis in effect immediately prior to such record date by a fraction:

  (a)
  the numerator of which shall be the number of Common Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, warrants or options under the Rights Offering and assuming the exchange or conversion into Common Shares of all exchangeable or convertible securities issued upon exercise of such rights, warrants or options, if any), and

  (b)
  the denominator of which shall be the aggregate of:

  (i)
  the total number of Common Shares outstanding as of the record date for the Rights Offering, and

  (ii)
  a number of Common Shares arrived at by dividing

      (A)
      the amount equal to the aggregate consideration payable on the exercise of all of the rights, warrants and options under the Rights Offering plus the aggregate consideration, if any, payable on the exchange or conversion of the exchangeable or convertible securities issued upon exercise of such rights, warrants or options (assuming the exercise of all rights, warrants and options under the Rights Offering and assuming the exchange or conversion of all exchangeable or convertible securities issued upon exercise of such rights, warrants and options);

      by

      (B)
      the Current Market Price of the Common Shares as of the record date for the Rights Offering.

The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted in accordance with this Article 2. Any Common Shares owned by or held for the account of the Company or any of its subsidiaries or a partnership in which the Company is directly or indirectly a party to will be deemed not to be outstanding for the purpose of any computation. If, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Exchange Basis shall be readjusted effective immediately after the date of expiry to the Exchange Basis which would have been in effect on the date of expiry if only the rights, options or warrants issued had been those exercised. If at the date of expiry of the rights of exchange or conversion of any securities issued pursuant to the Rights Offering less than all of such securities have been exchanged or converted into Common Shares, then the Exchange Basis shall be readjusted effective immediately after the date of expiry to the Exchange Basis which would have been in effect on the date of expiry if only the exchangeable or convertible securities issued had been those securities actually exchanged for or converted into Common Shares.

        (3)    If and whenever at any time after the date hereof and prior to the Time of Expiry the Company shall fix a record date for the issue or distribution to all or substantially all the holders of its outstanding Common Shares of:

  (a)
  shares of the Company of any class other than Common Shares; or

  (b)
  rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares; or

  (c)
  evidences of indebtedness; or

  (d)
  cash, securities or any property or other assets,

and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exchange Basis shall be adjusted effective immediately after the record date for the Special Distribution by multiplying the Exchange Basis in effect on such record date by a fraction:

    (i)
    the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date, and

    (ii)
    the denominator of which shall be:

    (A)
    the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

    (B)
    the fair market value, as determined by action by the directors acting reasonably and in good faith (whose determination shall be conclusive), to the holders of the Common Shares of the shares, rights, options, warrants, evidences or indebtedness or property or other assets issued or distributed in the Special Distribution, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Exchange Basis in effect immediately before such record date. The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 2. Any shares owned by or held for the account of the Company or its subsidiaries or a partnership of which the Company is directly or indirectly a party to shall be deemed not to be outstanding for the purpose of any such computation.

        (4)    If and whenever at any time after the date hereof and prior to the Time of Expiry there shall be a reclassification of Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer (other than to a Subsidiary) of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a "Capital Reorganization"), any Warrantholder who thereafter shall exercise his right to receive Common Shares pursuant to New Warrant(s) shall be entitled to receive, and shall accept in lieu of the number of Subject Securities to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Subject Securities to which such holder was theretofore entitled upon exercise. If appropriate, adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 2 with respect to the rights and interests thereafter of Warrantholders to the end that the provisions set forth in this Article 2 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any New Warrant. Any such adjustment shall be made by and set forth in an indenture supplemental hereto approved by the directors and by the Warrant Agent and entered into pursuant to the provisions of this indenture and shall for all purposes be conclusively deemed to be an appropriate adjustment.

        (5)    Forthwith upon the occurrence of any of the events referred to in the preceding subsections above, the Company shall:

  (a)
  file with the Warrant Agent a certificate of the Company specifying the required adjustment; and

  (b)
  give notice to the Warrantholders of the required adjustment.

        (6)    Any adjustment to the Exchange Basis as set forth herein shall also include a corresponding adjustment to the Exercise Price which shall be calculated by multiplying the Exercise Price by a fraction: (i) the numerator of which shall be the Exchange Basis prior to the adjustment, and (ii) the denominator of which shall be the Exchange Basis after the adjustment.

2.13 Rules Regarding Calculation of Adjustment of Exchange Basis

        For the purposes of section 2.12:

        (1)    The adjustments provided for in section 2.12 shall be cumulative and such adjustments shall be made successively whenever an event referred to therein shall occur, subject to the following subsections of this section 2.13.

        (2)    If the purchase price provided for in any Rights Offering (the "Rights Offering Price") is decreased, the Exchange Basis shall forthwith be changed so as to increase the Exchange Basis to such Exchange Basis as would have been obtained had the adjustment to the Exchange Basis made pursuant to subsection 2.12(2) upon the issuance of such Rights Offering been made upon the basis of the Rights Offering Price as so decreased, provided that the provisions of this subsection shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such Rights Offering designed to prevent dilution if the event giving rise to such decrease in the Rights Offering Price itself requires an adjustment to the Exchange Basis pursuant to the provisions of section 2.12.

        (3)    No adjustment in the Exchange Basis shall be required unless such adjustment would result in a change of at least one-one hundredth of a Common Share based on the prevailing Exchange Basis provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

        (4)    No adjustment in the Exchange Basis shall be made in respect of any event described in section 2.12, other than the events referred to in paragraphs (b) and (c) of subsection (1) thereof, if Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if Warrantholders had exercised their New Warrants prior to or on the effective date or record date of such event, any such participation being subject to regulatory approval.

        (5)    No adjustment in the Exchange Basis shall be made pursuant to section 2.12 in respect of the issue from time to time of Common Shares purchasable on exercise of the New Warrants or in respect of the issue from time to time of a Dividend Paid in the Ordinary Course of Common Shares to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue shall be deemed not to be a Common Share Reorganization.

        (6)    If a dispute shall at any time arise with respect to adjustments provided for in section 2.12, such dispute shall, absent manifest error, be conclusively determined by the Company's Auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors and any further determination, absent manifest error, shall be binding upon the Company, the Warrant Agent and the Warrantholders.

        (7)    If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution, or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, or subscription or purchase rights, then no adjustment in the Exchange Basis shall be required by reason of the setting of such record date.

        (8)    In the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected.

        (9)    As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the New Warrants, including the Exchange Basis, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which all the holders of such New Warrants are entitled to receive on the exercise of all the subscription rights attaching thereto in accordance with the provisions thereof.

        (10)    In case the Company, after the date hereof, shall take any action affecting any Common Shares, other than action described in section 2.12, which in the opinion of the directors acting reasonably and in good faith would materially affect the rights of Warrantholders, the Exchange Basis shall be adjusted in such manner, if any, and at such time, as the directors, in their sole discretion acting reasonably and in good faith, may reasonably determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment in the Exchange Basis prior to the effective date of any action by the Company affecting the Common Shares shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

        (11)    The Warrant Agent shall be entitled to act and rely on any adjustment calculations by the Company or the Company's Auditors.

2.14   Postponement of Subscription

        In any case where the application of section 2.12 results in an increase in the number of Subject Securities which are issuable upon exercise of the New Warrants taking effect immediately after the record date for a specific event, if any New Warrant is exercised after that record date and prior to completion of the event, the Company may postpone the issuance to the holder of the New Warrant of the Subject Securities to which he is entitled by reason of such adjustment but such Subject Securities shall be so issued and delivered to that holder upon completion of that event, with the number of such Subject Securities calculated on the basis of the number of Subject Securities on the date that the New Warrant was exercised adjusted for completion of that event and the Company shall deliver to the person or persons in whose name or names the Subject Securities are to be issued an appropriate instrument evidencing the right of such person or persons to receive such Subject Securities and the right to receive any dividends or other distributions which, but for the provisions of this section, such person or persons would have been entitled to receive in respect of such Subject Securities from and after the date that the New Warrant was exercised in respect thereof.

2.15   Notice of Adjustment

        (1)    At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment pursuant to section 2.12, the Company shall:

  (a)
  file with the Warrant Agent a certificate of the Company specifying the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment and the computation of such adjustment; and

  (b)
  give notice to the Warrantholders of the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment.

        (2)    In case any adjustment for which a notice in subsection 2.15(1) has been given is not then determinable, the Company shall promptly after such adjustment is determinable:

  (a)
  file with the Warrant Agent a computation of such adjustment; and

  (b)
  give notice to the Warrantholders of the adjustment.

        (3)    The Warrant Agent may, absent manifest error, act and rely upon certificates and other documents filed by the Company pursuant to this section for all purposes of the adjustment.

2.16   No Action after Notice

        The Company covenants with the Warrant Agent that it will not take any other corporate action which might deprive the holder of a New Warrant of the opportunity of exercising the rights of acquisition pursuant thereto during the period of 14 days after the giving of the notice set forth in subparagraph (1)(b) of section 2.15 hereof.

2.17   Purchase of New Warrants for Cancellation

        The Company may, at any time and from time to time, purchase New Warrants by invitation for tender, by private contract or otherwise (which shall include a purchase through an investment dealer or firm holding membership on a Canadian stock exchange) on such terms as the Company may determine. All New Warrants purchased pursuant to the provisions of this section 2.17 shall be forthwith delivered to, cancelled and destroyed by the Warrant Agent and shall not be reissued. If required by the Company, the Warrant Agent shall furnish the Company with a certificate as to such destruction.

2.18   Optional Purchases by the Company

        Subject to applicable law, the Company may from time to time purchase on any stock exchange, in the open market, by private agreement or otherwise any of the New Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the board of directors, such New Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons, and on such other terms as the Company in its sole discretion may determine. The Warrant Certificates representing the New Warrants purchased pursuant to this section 2.18 shall forthwith be delivered to and cancelled by the Warrant Agent.

2.19   Protection of Warrant Agent

        The Warrant Agent shall not:

  (a)
  at any time be under any duty or responsibility to any registered holder of New Warrants to determine whether any facts exist which may require any adjustment contemplated by this Article 2, nor to verify the nature and extent of any such adjustment when made or the method employed in making the same;

  (b)
  be accountable with respect to the validity or value or the kind or amount of any Subject Securities which may at any time be issued or delivered upon the exercise of the New Warrants;

  (c)
  be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver the Subject Securities or certificates evidencing the same upon the surrender of any New Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 2; or

  (d)
  incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants of the Company or any acts or deeds of the agents or servants of the Company.

ARTICLE 3

EXERCISE OF NEW WARRANTS

3.1   Method of Exercise of New Warrants

        (1)    The registered holder of any New Warrant may exercise the rights thereby conferred on him to acquire all or any part of the Subject Securities to which such New Warrant entitles the holder, by surrendering the Warrant Certificate representing such New Warrants to the Warrant Agent at any time on or before the Time of Expiry at its principal stock transfer offices in the cities of Toronto, Ontario or Vancouver, British Columbia (or at such additional place or places as may be decided by the Company from time to time with the approval of the Warrant Agent), with a duly completed and executed subscription of the registered holder or his executors, or administrators or other legal representative or his attorney duly appointed by an instrument in writing in the form and manner satisfactory to the Warrant Agent, substantially in the form set out in Schedule "A" attached hereto specifying the number of Common Shares subscribed for together with a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Subject Securities subscribed for. A Warrant Certificate with the duly completed and executed subscription and payment of the Exercise Price shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent.

        (2)    Any subscription referred to in subsection 3.1(1) shall be signed by the Warrantholder, shall specify the person(s) in whose name such Subject Securities are to be issued, the address(es) of such person(s) and the number of Subject Securities to be issued to each person, if more than one is so specified. If any of the Subject Securities subscribed for are to be issued to a person(s) other than the Warrantholder, the signatures set out in the subscription referred to in subsection 3.1(1) shall be guaranteed by a Canadian chartered bank, a Canadian trust company or by a medallion signature guaranteed from a member of a recognized Signature Medallion Guarantee Program and the Warrantholder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing Subject Securities unless or until such Warrantholder shall have paid to the Company or the Warrant Agent on behalf of the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no tax is due.

        (3)    If, at the time of exercise of the New Warrants, in accordance with the provisions of subsection 3.1(1), there are any trading restrictions on the Subject Securities pursuant to applicable securities legislation or stock exchange requirements, the Company shall, on the advice of counsel, endorse any certificates representing the Subject Securities to such effect. The Warrant Agent is entitled to assume compliance with all applicable securities legislation unless otherwise notified in writing by the Company.

3.2   No Fractional Shares

        Under no circumstances shall the Company be obliged to issue any fractional Common Shares or any cash or other consideration in lieu thereof upon the exercise of one or more New Warrants. To the extent that the holder of one or more New Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, that holder may exercise that right in respect of the fraction only in combination with another New Warrant(s) that in the aggregate entitle the holder to purchase a whole number of Common Shares.

3.3   Effect of Exercise of New Warrants

        (1)    Upon compliance by the Warrantholder with the provisions of section 3.1, the Subject Securities subscribed for shall be deemed to have been issued and the person to whom such Subject Securities are to be issued shall be deemed to have become the holder of record of such Subject Securities on the Exercise Date unless the transfer registers of the Company for the Common Shares shall be closed on such date, in which case the Subject Securities subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Subject Securities on the date on which such transfer registers are reopened.

        (2)    Within three Business Days following the due exercise of a New Warrant pursuant to section 3.1 and forthwith after the Time of Expiry, the Warrant Agent shall deliver to the Company a notice setting forth the particulars of all New Warrants exercised, if any, and the persons in whose names the Subject Securities are to be issued (as applicable) and the addresses of such holders of the Subject Securities.

        (3)    Within five Business Days of the due exercise of a New Warrant pursuant to section 3.1, the Company shall mail to the person in whose name the Subject Securities so subscribed for are to be issued, as specified in the subscription completed on the Warrant Certificate, at the address specified in such subscription, or, if so specified in such subscription, a certificate or certificates for the Subject Securities to which the Warrantholder is entitled and, if applicable, shall cause the Warrant Agent to mail a Warrant Certificate representing any New Warrants not then exercised.

3.4   Cancellation of Warrant Certificates

        All Warrant Certificates surrendered to the Warrant Agent pursuant to sections 2.6, 2.8(2), 2.10 or 3.1 shall be cancelled by the Warrant Agent and the Warrant Agent shall record the cancellation of such Warrant Certificates on the register of holders maintained by the Warrant Agent pursuant to subsection 2.8(1). The Warrant Agent shall, if required by the Company, furnish the Company with a certificate identifying the Warrant Certificates so cancelled. All New Warrants represented by Warrant Certificates which have been duly cancelled shall be without further force or effect whatsoever.

3.5   Subscription for less than Entitlement

        The holder of any New Warrant may subscribe for and purchase a whole number of Subject Securities which is less than the number which the holder is entitled to purchase pursuant to a surrendered Warrant Certificate. In such event, the holder thereof shall be entitled to receive a new Warrant Certificate in respect of the balance of Subject Securities which such holder was entitled to purchase pursuant to the surrendered Warrant Certificate and which were not then purchased.

3.6   Expiration of New Warrant

        After the Time of Expiry, all rights under any New Warrant in respect of which the right of subscription and purchase herein and therein provided for shall not theretofore have been exercised shall wholly cease and terminate and such New Warrant shall be void and of no effect.

ARTICLE 4

COVENANTS FOR WARRANTHOLDERS' BENEFIT

4.1   General Covenants of the Company

        The Company covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that so long as any New Warrants remain outstanding:

        (1)    The Company will at all times maintain its existence and will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, will keep or cause to be kept proper books of account in accordance with applicable law and will, if and whenever required in writing by the Warrant Agent, file with the Warrant Agent copies of all annual statements of the Company furnished to its shareholders during the term of this indenture.

        (2)    The Company will use its commercially reasonable best efforts to maintain the listing of the Common Shares on the TSX and to have the Common Shares issued pursuant to the exercise of the New Warrants listed and posted for trading on the TSX as expeditiously as possible.

        (3)    The Company will reserve and keep available a sufficient number of Subject Securities for issuance upon the exercise of New Warrants issued by the Company.

        (4)    The Company will cause the Subject Securities from time to time subscribed for pursuant to the New Warrants issued by the Company hereunder, in the manner herein provided, to be duly issued in accordance with the New Warrants and the terms hereof.

        (5)    The Company will cause the certificates representing the Subject Securities from time to time to be acquired pursuant to the New Warrants in the manner herein provided, to be duly issued and delivered in accordance with the New Warrants and the terms hereof.

        (6)    All Subject Securities that shall be issued by the Company upon exercise of the rights provided for herein shall be issued as fully paid and non-assessable.

        (7)    The Company will use its best efforts to maintain its status as a "reporting issuer" not in default of the requirements of each of the provinces of Canada until the Time of Expiry.

        (8)    Generally, the Company will well and truly perform and carry out all the acts and things to be done by it as provided in this indenture.

        (9)    The Company will provide to each Warrantholder copies of all financial statements sent to holders of Common Shares from the date hereof and while any New Warrants remain outstanding.

        (10)    The Company will promptly advise the Warrant Agent and the Warrantholders in writing of any default under the terms of this indenture.

4.2   Securities Qualification Requirements

        (1)    If, in the opinion of counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator or any other step is required under any federal or provincial law of Canada or the United States before the Subject Securities may be issued or delivered to a Warrantholder or resold by such Warrantholder, the Company covenants that it will use its best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

        (2)    The Company will give written notice of the issue of Subject Securities pursuant to the exercise of New Warrants, in such detail as may be required, to each securities administrator in each jurisdiction in which there is legislation requiring the giving of any such notice.

4.3   Warrant Agent's Remuneration and Expenses

        The Company covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses and disbursements of the Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers, experts, accountants and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense or disbursement in connection with or related to or required to be made as a result of the gross negligence, wilful misconduct or bad faith of the Warrant Agent.

4.4   Performance of Covenants by Warrant Agent

        Subject to section 8.7, if the Company shall fail to perform any of its covenants contained in this indenture and the Company has not rectified such failure within 25 Business Days after receiving written notice from the Warrant Agent of such failure, the Warrant Agent may notify the Warrantholders of such failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Warrantholders. All reasonable sums expended or disbursed by the Warrant Agent in so doing shall be repayable as provided in section 4.3. No such performance, expenditure or advance by the Warrant Agent shall be deemed to relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

ARTICLE 5

ENFORCEMENT

5.1   Suits by Warrantholders

        Subject to section 6.10, all or any of the rights conferred upon a Warrantholder by the terms of the New Warrants held by him and/or this indenture may be enforced by such Warrantholder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holders of the New Warrants from time to time outstanding. The Warrant Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may reasonably be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

        Subject to applicable law, the Warrant Agent and, by acceptance of the Warrant Certificate and as part of the consideration for the issue of the New Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in its capacity as an incorporator or any past, present or future shareholder, director, officer, employee or agent of the Company for the creation and issue of the shares pursuant to any warrant or any covenant, agreement, representation or warranty by the Company herein or in the Warrant Certificates contained.

5.2   Limitation of Liability

        The obligations hereunder (including without limitation under subsection 8.7(5)) are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Company or any of the past, present or future officers, employees or agents of the Company, but only the property of the Company (or any successor person) shall be bound in respect hereof.

ARTICLE 6

MEETINGS OF WARRANTHOLDERS

6.1   Right to Convene Meetings

        The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Company or of a Warrantholders' Request, convene a meeting of the Warrantholders provided that the Warrant Agent has been provided with sufficient funds and is indemnified to its reasonable satisfaction by the Company or by the Warrantholders signing such Warrantholders' Request against the costs, charges, expenses and liabilities which may be incurred in connection with the calling and holding of such meeting. If within 15 Business Days after the receipt of a written request of the Company or a Warrantholders' Request, funding and indemnity given as aforesaid the Warrant Agent fails to give the requisite notice specified in section 6.2 to convene a meeting, the Company or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Warrant Agent.

6.2   Notice

        At least 14 days prior notice of any meeting of Warrantholders shall be given to the Warrantholders at the expense of the Company in the manner provided for in section 9.2 and a copy of such notice shall be delivered to the Warrant Agent unless the meeting has been called by it, and to the Company unless the meeting has been called by it. Such notice shall state the time and place of the meeting, the general nature of the business to be transacted and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 6. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Company or the person designated by such Warrantholders, as the case may be.

6.3   Chairman

        The Warrant Agent may nominate in writing an individual (who need not be a Warrantholder) to be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes after the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall appoint an individual present to be chairman of the meeting. The chairman of the meeting need not be a Warrantholder.

6.4   Quorum

        Subject to the provisions of section 6.11, at any meeting of the Warrantholders a quorum shall consist of two Warrantholders present in person or represented by proxy and representing at least 10% of the aggregate number of New Warrants then outstanding. If a quorum of the Warrantholders shall not be present within one-half hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day) at the same time and place to the extent possible and, subject to the provisions of section 6.11, no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. At the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not represent at least 10% of the aggregate number of New Warrants then unexercised and outstanding. No business shall be transacted at any meeting unless a quorum is present at the commencement of business.

6.5   Power to Adjourn

        The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

6.6   Show of Hands

        Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

6.7   Poll and Voting

        On every extraordinary resolution, and when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy on any other question submitted to a meeting and after a vote by show of hands, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll. On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole New Warrant then held by him. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the New Warrants, if any, held or represented by him.

6.8   Regulations

        Subject to the provisions of this indenture, the Warrant Agent or the Company with the approval of the Warrant Agent may from time to time make and from time to time vary such regulations as it shall consider necessary or appropriate:

  (a)
  for the deposit of instruments appointing proxies at such place and time as the Warrant Agent, the Company or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

  (b)
  for the deposit of instruments appointing proxies at some approved place other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Company or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

  (c)
  for the form of instrument appointing a proxy and the manner in which the form of proxy may be executed; and

  (d)
  generally for the calling of meetings of Warrantholders and the conduct of business thereat including setting a record date for Warrantholders entitled to receive notice of or to vote at such meeting.

        Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to section 6.9), shall be Warrantholders or persons holding proxies of Warrantholders.

6.9   Company, Warrant Agent and Counsel may be Represented

        The Company and the Warrant Agent, by their respective directors, officers and employees and the counsel for each of the Company, the Warrantholders and the Warrant Agent may attend any meeting of the Warrantholders and speak thereat but shall not be entitled to vote as such unless in their capacities as Warrantholders.

6.10   Powers Exercisable by Extraordinary Resolution

        In addition to all other powers conferred upon them by any other provisions of this indenture or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by extraordinary resolution:

  (a)
  to agree with the Company to any modification, alteration, compromise or arrangement of the rights of Warrantholders and/or the Warrant Agent in its capacity as Warrant Agent hereunder (subject to the Warrant Agent's approval) or on behalf of the Warrantholders against the Company, whether such rights arise under this indenture or the New Warrants or otherwise;

  (b)
  to amend or repeal any extraordinary resolution previously passed or sanctioned by the Warrantholders;

  (c)
  to direct or authorize the Warrant Agent (subject to the Warrant Agent receiving funding and indemnity) to enforce any of the covenants on the part of the Company contained in this indenture or the New Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

  (d)
  to waive, authorize and direct the Warrant Agent to waive any default on the part of the Company in complying with any provisions of this indenture or the New Warrants either unconditionally or upon any conditions specified in such extraordinary resolution;

  (e)
  to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company contained in this indenture or the New Warrants or to enforce any of the rights of the Warrantholders; and

  (f)
  to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith.

6.11   Meaning of "Extraordinary Resolution"

        (1)    The expression "extraordinary resolution" when used in this indenture means, subject as hereinafter in this section 6.11 and in section 6.14 provided, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 6 at which there are present in person or by proxy Warrantholders representing at least 10% of the aggregate number of all the then outstanding New Warrants and passed by the affirmative votes of Warrantholders representing not less than 66 2/3% of the aggregate number of all the then outstanding New Warrants represented at the meeting and voted on the poll upon such resolution.

        (2)    If, at any meeting called for the purpose of passing an extraordinary resolution, Warrantholders representing at least 10% of the aggregate number of all the then outstanding New Warrants are not present in person or by proxy within one-half hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 10 Business Days later, and to such place and time as may be appointed by the chairman. Not less than three Business Days prior notice shall be given of the time and place of such adjourned meeting in the manner provided in sections 9.1, 9.2 and 9.3. Such notice shall state that at the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 6.11(1) shall be an extraordinary resolution within the meaning of this indenture notwithstanding that Warrantholders representing at least 10% of all the then outstanding New Warrants are not present in person or represented by proxy at such adjourned meeting.

        (3)    Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

6.12   Powers Cumulative

        It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this indenture stated to be exercisable by the Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such powers or combination of powers then or thereafter from time to time.

6.13   Minutes

        Minutes of all resolutions and proceedings at every meeting of Warrantholders as aforesaid shall be made and duly entered in books to be provided for that purpose by the Warrant Agent at the expense of the Company and any minutes as aforesaid, if signed by the chairman of the meeting at which resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

6.14   Instruments in Writing

        All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 6 also may be taken and exercised by Warrantholders representing at least 66 2/3% of the aggregate number of all the then outstanding New Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this indenture shall include an instrument so signed.

6.15   Binding Effect of Resolutions

        Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 6 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with section 6.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Warrant Agent shall give notice in the manner contemplated in sections 9.1 and 9.2 of the effect of the instrument in writing to all Warrantholders and the Company as soon as is reasonably practicable.

6.16   Holdings by the Company or Subsidiaries of the Company Disregarded

        (1)    In determining whether Warrantholders are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Warrantholders' Request or other action under this indenture, New Warrants owned legally or beneficially by the Company or its subsidiaries or in partnership of which the Company is directly or indirectly a party to shall be disregarded.

        (2)    For the purposes of disregarding any New Warrants owned legally or beneficially by the Company or any Subsidiary or any partnership of which the Company is directly or indirectly a party to or any other affiliate of the Company in subsection 6.16(1), the Company shall provide to the Warrant Agent, from time to time and upon request, a certificate of the Company setting forth as at the date of such certificate:

  (a)
  the names (other than the name of the Company) of the registered holders of New Warrants of which, to the knowledge of the Company, are owned by or held for the account of the Company or any Subsidiary or a partnership of which the Company is directly or indirectly a party to or any other affiliate of the Company; and

  (b)
  the number of New Warrants owned legally and beneficially by the Company or any Subsidiary or a partnership of which the Company is directly or indirectly a party to or any other affiliate of the Company;

and the Warrant Agent in making the determination in subsection 6.16(1) shall be entitled to rely on such certificate.

ARTICLE 7

SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

7.1   Provision for Supplemental Indentures for Certain Purposes

        From time to time the Company (if properly authorized by its directors) and the Warrant Agent may, subject to the provisions hereof, and they shall, when so directed hereby, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

  (a)
  providing for the issuance of additional New Warrants hereunder and any consequential amendments hereto as may be required by the Warrant Agent, relying on the advice of counsel;

  (b)
  setting forth adjustments in the application of Article 2;

  (c)
  adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel are necessary or advisable, provided that the same are not in the opinion of the Warrant Agent, relying on the advice of counsel, prejudicial to the interests of the Warrantholders as a group;

  (d)
  giving effect to any extraordinary resolution passed as provided in Article 6;

  (e)
  making such provisions not inconsistent with this indenture as may be necessary or desirable with respect to matters or questions arising hereunder provided that such provisions are not, in the opinion of the Warrant Agent, relying on the advice of counsel, prejudicial to the interests of the Warrantholders as a group;

  (f)
  adding to or amending the provisions hereof in respect of the transfer of New Warrants, making provision for the exchange of New Warrants and making any modification in the form of the Warrant Certificate which does not affect the substance thereof;

  (g)
  amending any of the provisions of this indenture or relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that no such amendment or relief shall be or become operative or effective if, in the opinion of the Warrant Agent, relying on the advice of counsel, such amendment or relief impairs any of the rights of the Warrantholders as a group or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative; and

  (h)
  for any other purpose not inconsistent with the terms of this indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors or omissions herein, provided that, in the opinion of the Warrant Agent, relying on the advice of counsel, the rights of the Warrant Agent and the Warrantholders as a group are in no way prejudiced thereby.

7.2   Successor Companies

        In the case of the amalgamation, consolidation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (a "successor company"), the successor company resulting from the amalgamation, consolidation, merger or transfer (if not the Company) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this indenture to be performed by the Company and the successor company shall by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, expressly assume those obligations.

ARTICLE 8

CONCERNING THE WARRANT AGENT

8.1   Trust Indenture Legislation

        (1)   If and to the extent that any provision of this indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

        (2)   The Company and the Warrant Agent agree that each will at all times in relation to this indenture and any action to be taken hereunder observe and comply with and be entitled to the benefit of Applicable Legislation.

8.2   Rights and Duties of Warrant Agent

        (1)   In the exercise of the rights and duties prescribed or conferred by the terms of this indenture, the Warrant Agent shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise the degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this indenture shall be construed to relieve the Warrant Agent from, or require any other person to indemnify the Warrant Agent against liability for its own negligence, wilful misconduct or bad faith.

        (2)   The Warrant Agent shall not be bound to do or take any act, action or proceeding for the enforcement of any of the obligations of the Company under this indenture unless and until it shall have received a Warrantholders' Request specifying the act, action or proceeding which the Warrant Agent is requested to take. The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent and its counsel to protect and hold harmless the Warrant Agent, its officers, directors, employees and agents against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

        (3)   The Warrant Agent may, before commencing any act, action or proceeding, or at any time during the continuance thereof require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

        (4)   Every provision of this indenture that, by its terms, relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted by it is subject to the provisions of Applicable Legislation, of this section 8.2 and of section 8.3.

        (5)   The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereunder unless and until it shall have been required to do so under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall specifically set out the default desired to be brought to the attention of the Warrant Agent and in the absence of such notice the Warrant Agent may for all purposes of this indenture conclusively assume that no default has occurred or been made in the performance or observance of the representations, warranties and covenants, agreements or conditions herein contained. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

        (6)   In this indenture, whenever confirmations or instructions are required to be given to the Warrant Agent, in order to be valid, such confirmations and instructions shall be in writing.

8.3   Evidence, Experts and Advisers

        (1)   In addition to the reports, certificates, opinions and other evidence required by this indenture, the Company shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof and in such form as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Company.

        (2)   In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, act and rely absolutely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, written requests, consents, or orders of the Company, certificates of the Company or other evidence furnished to the Warrant Agent pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent. The Warrant Agent shall be under no responsibility in respect of the validity of this indenture or the execution and delivery hereof by or on behalf of the Company or in respect of the validity or the execution of any Warrant Certificate by the Company and issued hereunder, nor shall it be responsible for any breach by the Company of any covenant or condition contained in this indenture or in any such Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued upon the right to acquire provided for in this indenture and/or in any Warrant Certificate or as to whether any securities will when issued be duly authorized or be validly issued and fully paid and non-assessable.

        (3)   Whenever Applicable Legislation requires that evidence referred to in subsection 8.3(1) be in the form of a statutory declaration, the Warrant Agent may accept the statutory declaration in lieu of a certificate of the Company required by any provision hereof. Any such statutory declaration may be made by one or more of the directors or officers of the Company and may be relied upon by the Warrant Agent in good faith without further inquiry.

        (4)   Proof of the execution of an instrument in writing, including a Warrantholders' Request, by any Warrantholder may be made by a certificate of a notary public or other person with similar powers that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

        (5)   The Warrant Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

        (6)   The Warrant Agent may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel and shall not be responsible for any misconduct on the part of any of them who has been selected with due care by the Warrant Agent. Any reasonable remuneration paid by the Warrant Agent shall be paid by the Company in accordance with section 4.3.

        (7)   The Warrant Agent may, as a condition precedent to any action to be taken by it under this indenture, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

        (8)   The Warrant Agent may act and rely on, and shall be protected in acting and relying in good faith on, the opinion or advice of or information obtained from any counsel or accountant, appraiser, engineer or other expert or advisor, whether retained or employed by the Company or by the Warrant Agent in relation to any matter arising in the administration of the trusts hereof.

8.4   Securities, Documents and Monies Held by Warrant Agent

        Any securities, documents of title, monies or other instruments that may at any time be held by the Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Warrant Agent or of any Schedule 1 Canadian chartered bank for safekeeping with any such bank or the Warrant Agent. All interest or other income received by the Warrant Agent in respect of such deposits and investments shall, subject to section 4.4, belong to the Company and shall be paid to the Company upon discharge of this indenture.

8.5   Actions by Warrant Agent to Protect Interests

        Subject to the provisions of this indenture and Applicable Legislation, the Warrant Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

8.6   Warrant Agent not Required to Give Security

        The Warrant Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this indenture or otherwise, subject to section 8.8.

8.7   Protection of Warrant Agent

        By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

        (1)   The Warrant Agent shall not be liable for or by reason of any representations, statements of fact or recitals in this indenture or in the New Warrants (except the representation contained in section 8.9 or in the certificate of the Warrant Agent on the New Warrants) or be required to verify the same and all such statements of fact or recitals are and shall be deemed to be made by the Company (except the representation contained in section 8.9 or in the certificate of the Warrant Agent on the New Warrants).

        (2)   Nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this indenture or any instrument ancillary or supplemental hereto.

        (3)   The Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof.

        (4)   The Warrant Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants or warranties herein contained or of any acts of any directors, officers, employees, agents or servants of the Company.

        (5)   Without limiting any protection or indemnity of the Warrant Agent under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Warrant Agent and its directors, officers, agents and employees from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Warrant Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence, fraud or wilful misconduct of the Warrant Agent. This provision shall survive the resignation or removal of the Warrant Agent, or the termination of this indenture. The Warrant Agent shall not be under any obligation to prosecute or defend any action or suit in respect of this indenture which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Warrant Agent with satisfactory indemnity and funding against such expense or liability.

8.8   Replacement of Warrant Agent

        (1)   The Warrant Agent may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company not less than 60 days prior notice in writing or such shorter prior notice as the Company may accept as sufficient. The Warrantholders by extraordinary resolution shall have the power at any time to remove the existing Warrant Agent and to appoint a new Warrant Agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders; failing such appointment by the Company, the retiring Warrant Agent or any Warrantholder may apply to a justice of the Ontario Superior Court of Justice at the Company's expense, on such notice as such justice may direct, for the appointment of a new Warrant Agent; but any new Warrant Agent so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new Warrant Agent appointed under any provision of this section 8.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by Applicable Legislation of any other province, in such other province. On any such appointment the new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new Warrant Agent, provided that any resignation or removal of the Warrant Agent and appointment of a successor Warrant Agent shall not become effective until the successor Warrant Agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Company, the predecessor Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor Warrant Agent an appropriate instrument transferring to such successor Warrant Agent all rights and powers of the Warrant Agent hereunder and all securities, documents of title and other instruments and all monies and properties held by the Warrant Agent hereunder.

        (2)   Upon the appointment of a successor warrant agent, the Company shall promptly notify the Warrantholders thereof in the manner provided for in section 9.2.

        (3)   Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation succeeding to the stock transfer business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without any further act on its part or of any of the parties hereto, provided that such corporation would be eligible for appointment as a new warrant agent under subsection 8.8(1).

        (4)   Any New Warrants certified but not delivered by a predecessor Warrant Agent may be certified by the new or successor warrant agent in the name of the predecessor or the new or successor warrant agent.

8.9   Conflict of Interest

        (1)   The Warrant Agent represents to the Company that at the time of execution and delivery hereof no material conflict of interest exists which is it aware of in the Warrant Agent's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising which it becomes aware of hereafter it will, within 90 days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign its trust hereunder. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this indenture and the New Warrants shall not be affected in any manner whatsoever by reason thereof.

        (2)   Subject to subsection 8.9(1), the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any Subsidiary without being liable to account for any profit made thereby.

8.10   Acceptance of Trusts

        The Warrant Agent hereby accepts the trusts in this indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

8.11   Warrant Agent not to be Appointed Receiver

        The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company or any Subsidiary or any partnership of which the Company is directly or indirectly involved.

8.12   Authorization to Carry on Business

        The Warrant Agent represents to the Company that it is registered to carry on the business of a trust company in each of the provinces of Canada.

ARTICLE 9

GENERAL

9.1   Notice to the Company and the Warrant Agent

        (1)   Unless herein otherwise expressly provided, any notice to be given hereunder to the Company or the Warrant Agent shall be deemed to be validly given if delivered, if sent by registered letter, postage prepaid or if transmitted by telecopier:

(a)	If to the Company, to:
Goldcorp Inc. 200 Burrard Street, Suite 1560 Waterfront Centre Vancouver, British Columbia V6C 3L6
	Attention:	Chief Executive Officer
	Telefax No.:	(604) 696-3000
with a copy to:
Cassels Brock & Blackwell LLP 40 King Street West, Suite 2100 Scotia Plaza Toronto, Ontario M5H 3C2
	Attention:	Mark T. Bennett
	Telefax No.:	(416) 360-8877
(b)	If to the Warrant Agent, to:
CIBC Mellon Trust Company 320 Bay Street, Ground Floor P.O. Box 1 Toronto, Ontario M5H 4A6
	Attention:	Assistant Vice President, Client Services
	Telefax No.:	(416) 643-5570

and any notice given in accordance with the foregoing shall be deemed to have been received on the date of delivery if that date is a Business Day or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if transmitted by telecopier, on the day following the transmission.

        (2)   The Company or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection 9.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company or the Warrant Agent, as the case may be, for all purposes of this indenture. A copy of any notice of change of address given pursuant to this subsection 9.1(2) shall be available for inspection at the principal stock transfer offices of the Warrant Agent in the cities of Toronto, Ontario and Vancouver, British Columbia by Warrantholders during normal business hours.

        (3)   If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Company hereunder could reasonably be considered unlikely to reach its destination, the notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in subsection 9.1(1) by cable, telegram, telex, telecopier or other means of prepaid, transmitted or recorded communication and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by cable, telegram, telex, telecopier or other means of prepaid, transmitted, recorded communication on the third Business Day following the date of the sending of the notice by the person giving the notice.

9.2   Notice to the Warrantholders

        (1)   Any notice to the Warrantholders under the provisions of this indenture shall be deemed to be validly given if the notice is sent by prepaid mail or, if delivered by hand, to the holders at their addresses appearing in the register of holders. Any notice so delivered shall be deemed to have been received on the date of delivery if that date is a Business Day or the business day following the date of delivery if such date is not a Business Day. All notices may be given to whichever one of the Warrantholders (if more than one) is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all Warrantholders and any other persons (if any) interested in such New Warrants. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

        (2)   If, by reason of strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in the Report on Business section of the national edition of The Globe and Mail newspaper or, in the event of a disruption in the circular of that newspaper, once in a daily newspaper in the English language of general circulation in the City of Toronto, Ontario; provided that in the case of a notice convening a meeting of the Warrantholders, the Warrant Agent may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable protection of the Warrantholders or to comply with any applicable requirement of law or any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in a city if more than one publication in that city is required). In determining under any provision hereof, the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

9.3   Discretion of Directors

        Any matter provided herein to be determined by the directors of the Company in their sole discretion and determination so made will be conclusive.

9.4   Satisfaction and Discharge of Indenture

        Upon the date by which there shall have been delivered to the Warrant Agent for exercise or destruction in accordance with the provisions hereof of all New Warrants theretofore certified hereunder, this indenture, except to the extent that Common Shares and certificates therefor have not been issued and delivered hereunder or the Company has not performed any of its obligations hereunder, shall cease to be of further effect in respect of the Company, and the Warrant Agent, on written demand of and at the cost and expense of the Company, and upon delivery to the Warrant Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this indenture have been complied with and upon payment to the Warrant Agent of the expenses, fees and other remuneration payable to the Warrant Agent, shall execute proper instruments acknowledging satisfaction of and discharging this indenture; provided that if the Warrant Agent has not then performed any of its obligations hereunder any such satisfaction and discharge of the Company's obligations hereunder shall not affect or diminish the rights of any Warrantholder or the Company against the Warrant Agent.

9.5   Provisions of Indenture and New Warrants for the Sole Benefit of Parties and Warrantholders

        Nothing in this indenture or the New Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders from time to time of the New Warrants any legal or equitable right, remedy or claim under this indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

        [The remainder of this page has been intentionally left blank.]

9.6   Counterparts and Formal Date

        This indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date set out at the top of the first page of this indenture.

        IN WITNESS WHEREOF the parties hereto have executed this indenture under the hands of their proper officers in that behalf.

GOLDCORP INC.
c/s
Per:	"Anna Tudela"
Authorized Signing Officer

CIBC MELLON TRUST COMPANY
c/s
Per:	"Leslie MacFarlane"
Authorized Signing Officer

c/s
Per:	"Van Bot"
Authorized Signing Officer

SCHEDULE "A"

FORM OF WARRANT CERTIFICATE

CUSIP No. 380956    •

Warrant Certificate No. W	Representing Warrants to acquire Common Shares

COMMON SHARE PURCHASE WARRANTS
OF
GOLDCORP INC.

        THIS CERTIFIES that, for value received, the registered holder hereof,                                                               (the "holder"), is entitled at any time prior to 5:00 p.m. (Vancouver time) on    •    , 2011 to subscribe for the number of Common Shares specified above of Goldcorp Inc. (the "Company"), by surrendering to CIBC Mellon Trust Company (the "Warrant Agent") at its principal stock transfer offices in Toronto, Ontario or Vancouver, British Columbia, this Warrant Certificate with a subscription in the form of the attached Subscription Form duly completed and executed and accompanied by payment of $    •     per Common Share, subject to adjustment in certain events (the "Exercise Price"), by certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Company at par in the City of Toronto, Ontario. The holder of this Warrant Certificate may purchase less than the number of Common Shares which he is entitled to purchase on the exercise of the Warrants represented by this certificate, in which event a new Warrant Certificate representing the Warrants not then exercised will be issued to the holder.

        Upon acceptance hereof the holder hereby expressly waives the right to receive any fractional Common Shares upon the exercise hereof in full or in part and further waives the right to receive any cash or other consideration in lieu thereof. The Warrants represented by this certificate shall be deemed to have been surrendered, and payment by certified cheque, bank draft or money order shall be deemed to have been made only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Warrant Agent at its principal stock transfer offices in Toronto, Ontario or Vancouver, British Columbia.

        Upon due exercise of the Warrants represented by this Warrant Certificate and payment of the Exercise Price, the Company shall cause to be issued to the person(s) in whose name(s) the Common Shares so subscribed for are to be issued (provided that if the Common Shares are to be issued to a person other than the registered holder of this Warrant Certificate, the holder's signature on the Subscription Form herein shall be guaranteed by a Canadian chartered bank, by a Canadian trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program and the holder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing the Common Shares unless or until the holder shall have paid the Company or the Warrant Agent the amount of such tax or shall have satisfied to the satisfaction of the Company that such tax has been paid or that no tax is due) the number of Common Shares to be issued to such person(s) and such person(s) shall become a holder in respect of such Common Shares with effect from the date of such exercise and upon due surrender of this Warrant Certificate the Warrant Agent shall issue a certificate(s) representing such Common Shares to be issued within five Business Days after the exercise of the Warrants represented by this certificate.

        This Warrant Certificate represents Warrants issued or issuable under the provisions of the Warrant Indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") dated as of May 5, 2006 between the Company and the Warrant Agent, as warrant agent, which contains particulars of the rights of the holders of the Warrants and the Company and of the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder of this Warrant Certificate by acceptance hereof assents. A copy of the Warrant Indenture is available on SEDAR at www.sedar.com and is available for inspection at the principal office of the Warrant Agent in Toronto, Ontario and Vancouver, British Columbia. Capitalized terms used in this Warrant Certificate and not otherwise defined shall have the meanings ascribed thereto in the Warrant Indenture.

        No transfer of any Warrant will be valid unless entered on the register of transfers, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent. Subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Warrant Agent, Warrant Certificates may be exchanged for Warrant Certificates entitling the holder thereof to acquire an equal aggregate number of Common Shares subject to adjustment as provided for in the Warrant Indenture. The Company and the Warrant Agent may treat the registered holder of this Warrant Certificate for all purposes as the absolute owner hereof. The holding of the Warrants represented by this certificate shall not constitute the holder hereof a holder of Common Shares nor entitle him to any right or interest in respect thereof except as herein and in the Warrant Indenture expressly provided.

        The Warrant Indenture provides for adjustment in the number of Common Shares to be delivered upon exercise of the right of purchase hereby granted and to the Exercise Price in certain events therein set forth.

        The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by Warrantholders holding a specified percentage of Warrants outstanding.

        The Warrants and the Warrant Indenture shall be governed by and be performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws applicable therein and shall be treated in all respects as Ontario contracts. Time shall be of the essence hereof and of the Warrant Indenture.

        The Company may from time to time and at any time prior to 5:00 p.m. (Vancouver time) on    •    , 2011, purchase any of the Warrants by private agreement or otherwise on such terms and conditions and at such price as the Company may in its sole discretion determine.

        This Warrant Certificate shall not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

        IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of the    •     day of     •    , 2006.

GOLDCORP INC.

By:
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Countersigned by:

CIBC MELLON TRUST COMPANY		VANCOUVER TORONTO

By:	Authorized Signing Officer

Date of Certification:

THIS WARRANT CERTIFICATE REPRESENTS WARRANTS REFERRED TO IN THE WARRANT INDENTURE WITHIN MENTIONED.

SUBSCRIPTION FORM

TO:	GOLDCORP INC.
TORONTO
	IF BY HAND OR COURIER: c/o CIBC Mellon Trust Company Commerce Court West 199 Bay Street Securities Level Toronto, Ontario M5L 1G9	IF BY MAIL: c/o CIBC Mellon Trust Company Attention: Special Projects P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4
VANCOUVER c/o CIBC Mellon Trust Company 1600-1066 West Hastings Street Vancouver, British Columbia V6E 3X1

        The undersigned holder of the within Warrants hereby irrevocably subscribes for                                                               Common Shares of Goldcorp Inc. at the Exercise Price referred to in the attached Warrant Certificate on the terms and conditions set forth in such certificate and the Warrant Indenture and encloses herewith a certified cheque, bank draft or money order payable at par in the City of Toronto, Ontario to the order of Goldcorp Inc. in payment in full of the subscription price of the Common Shares hereby subscribed for.

        The undersigned hereby directs that the said Common Shares be issued and delivered as follows:

NAMES(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

(Please print in full the name in which certificates are to be issued. If any of the securities are to be issued to a person or persons other than the registered Warrantholder, the Transfer of Warrants Form below must be completed, the Warrantholder must pay to the Warrant Agent all exigible transfer taxes and the signature of the holder must be guaranteed by an authorized officer of a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Medallion Guarantee Program, or from a similar entity in the United States if this subscription is executed in the United States, or in accordance with industry standards.)

DATED this	day of ,	,

Signature of Warrantholder or Authorized Representative

Guaranteed by:		Authorized Signature Number

Name of Warrantholder or Authorized Representative

Daytime Phone Number of Warrantholder or Authorized Representative

Social Insurance Number of Warrantholder

☐    Please check this box if the securities are to be picked up at the office where the Warrant Certificate is surrendered, failing which the securities will be mailed to the address shown on the register.

TRANSFER OF WARRANTS FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(Name)

(Address)

                                    of the Warrants registered in the name of the undersigned represented by the within certificate.

DATED this	day of ,	,

Signature of Warrantholder or Authorized Representative

Guaranteed by:		Authorized Signature Number

Name of Warrantholder or Authorized Representative

Daytime Phone Number of Warrantholder or Authorized Representative

Social Insurance Number of Warrantholder

NOTE:    The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever. The signature of the person executing this transfer must be guaranteed by an authorized officer of a Canadian chartered bank, or by a medallion signature guarantee from a member recognized under the Medallion Guarantee Program, or from a similar entity in the United States if this transfer is executed in the United States, or in accordance with industry standards.

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TABLE OF CONTENTS
ARTICLE 1 INTERPRETATION
ARTICLE 2 ISSUE OF NEW WARRANTS
ARTICLE 3 EXERCISE OF NEW WARRANTS
ARTICLE 4 COVENANTS FOR WARRANTHOLDERS' BENEFIT
ARTICLE 5 ENFORCEMENT
ARTICLE 6 MEETINGS OF WARRANTHOLDERS
ARTICLE 7 SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES
ARTICLE 8 CONCERNING THE WARRANT AGENT
ARTICLE 9 GENERAL
FORM OF WARRANT CERTIFICATE
COMMON SHARE PURCHASE WARRANTS OF GOLDCORP INC.
SUBSCRIPTION FORM
TRANSFER OF WARRANTS FORM